UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

241 18th Street South, Suite 650
Arlington, Virginia	22202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 418-2828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Nonqualified Deferred Compensation Plan

On February 27, 2026, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of AeroVironment Inc. (the “Company”) approved the AeroVironment, Inc. Non-Qualified Deferred Compensation Plan (the “Plan”) for certain key employees, including the Company’s named executive officers, and non-employee members of the Board, with such Plan to be effective on March 1, 2026.

Currently under the Plan, participants who are employees may defer up to 75% of their annual base salaries and all or a portion of their annual cash bonuses. Participants who are non-employee directors may defer all or a portion of their cash Board service fees and equity grants received by a director for service on the Board and its committees.

Upon a separation from service from the Company for a participant meeting the Company’s definition of retirement at the time of separation, distributions may be paid either (i) as a lump sum payment or (ii) in annual installments over a two year or ten year period. Participants must designate their form of payment at the time of their initial deferral election. If a participant leaves the Company prior to retirement, the participant will receive a distribution in a lump sum. Participants may also elect to receive all or a portion of the amount deferred in a given year after four or more years following the year of deferral. Upon a participant’s death or disability, a lump sum distribution will be made.

The participants’ elective deferrals and any earnings of the deemed investment of such deferrals are 100% vested immediately. The Company will not provide any matching contributions to the Plan on any participant’s behalf. The Company may make other contributions on behalf of participants meeting certain requirements as determined by the Company.

The Company will pay all administrative costs of the Plan. The Company has retained third-party recordkeepers and consultants to assist in the administration of the Plan.

The Plan is an unfunded arrangement to be maintained by the Company to provide deferred compensation for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or an excess benefit plan within the meaning of ERISA, or a combination of both. The Plan is further intended to conform with the requirements of Internal Revenue Code (the “Code”) Section 409A and the final regulations issued thereunder.

The obligations of the Company under the Plan will be general unsecured obligations of the Company to pay deferred compensation in the future to eligible participants in accordance with the terms of the Plan from the assets of the Company. The Company will establish a rabbi trust for the Plan, and contributions under the Plan will be deposited into the rabbi trust. Assets in the trust are subject to the claims of the Company’s general creditors in the event of bankruptcy or other insolvency. An account in the Plan will not give a participant any ownership interest in any of the investment options of the Plan, the rabbi trust assets or any other specific assets of the Company.

The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Severance Plan Participation

On February 27, 2026, the Committee approved Trace Stevenson, the Company’s President, Autonomous Systems, and Mary Clum, the Company’s President, Space, Cyber & Directed Energy, as participants in the Company’s Executive Severance Plan, amended and restated as of December 3, 2024, which is described in the Company’s most recent Notice of 2025 Annual Meeting of Stockholders and Proxy Statement filed with the Securities and Exchange Commission on August 13, 2025.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

Exhibit Number	Description
10.1	AeroVironment, Inc. Non-Qualified Deferred Compensation Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: March 5, 2026	By:	/s/ Melissa Brown
Melissa Brown
Executive Vice President, Chief Legal and Compliance Officer & Corporate Secretary

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